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EXHIBIT 10.12

OPERATING AGREEMENT
FOR
OUT OF THE BLUE PRODUCTIONS, LLC

        This operating agreement is made and entered into this 22nd day of December, 2003, by and among Graymark Productions, Inc., A & A Productions, LLC ("A&A") and Frozen Television, Inc. ("Frozen") (herein individually referred to as "Member" and collectively referred to as "Members").

        Pursuant to California State Law, the undersigned parties mutually agree and covenant as follows:

        1.    DEFINITIONS:    The terms used in this Agreement shall have the following meanings:

    a.
    "Member" means each party presently or hereafter executing this Agreement as a member.
    b.
    "Member's Interest in the Company" means an individual Member's share of the Company profits, surplus or losses. In addition, rights, powers and liabilities of the Members shall apply fully as set forth by the laws of the State of California.
    c.
    "Vote of Members," unless otherwise specified herein, means a vote of the Members holding a majority of the interests of the Company.

        2.    NAME, PLACE OF BUSINESS, PURPOSE:    The name and initial address of the Company shall be: Out of the Blue Productions, LLC, 9300 Wilshire Blvd., Ste 508 Beverly Hills, CA 90212. The name shall not be changed except by vote of the Members. The company business shall be conducted at the above address and/or such other place or places as the Members may determine. The company may engage in all business activities which are legal for an LLC to engage in under the laws of the State of California.

        3.    DURATION:    The term of the Company shall commence as of the date of filing of Articles of Organization with the California Secretary of State and shall terminate pursuant to Paragraph 20 of this Agreement.

        4.    MEMBERS:    The name, address, initial capital contribution and interest of each Member in the total initial capital of the Company and ongoing profits and losses of the Company are:

NAME/ADDRESS:	INITIAL CAP. CONTRIB:	INTEREST:
Graymark Production, Inc. 101 N.Robinson, Ste 920 Oklahoma City, OK 73102	$50	50%
A & A Productions, LLC 9300 Wilshire Blvd., Ste 508 Beverly Hills, CA 90212	$25	25%
Frozen Television, Inc. 1223 Wilshire Blvd., Ste 810 Santa Monica, CA 91104	$25	25%

        5.    ASSOCIATES AND EMLOYEES:    The Company may enter into separate agreements with associates and with employees as the Members may determine. In such event, the Members may, but are not obligated to, make arrangements with such third parties for distribution of profits and losses of the Company.

        6.    SUBSEQUENT CONTRIBUTIONS:    From time to time, upon vote of the Members, each Member may contribute additional cash and other properties to the Company. However, no member shall be liable for any assessments without consent of that Member.

        7.    BANK ACCOUNTS:    Funds and money received by the Company shall be deposited in such bank account or accounts as the Members shall determine. Checks, wire transfers or any other withdrawals from any such bank account or accounts shall be made only upon the signature of the both 1) Graymark Productions, Inc. AND 2) A&A Productions, LLC OR Frozen Television, Inc. For clarification, no disbursements of any nature shall be made from the account or accounts without the signature of Graymark Productions, Inc.

        8.    MANAGEMENT:    Decisions involving all aspects of Company management including without limitation the payment of compensation and entering into contractual obligations, shall be made by vote of the Members. It is understood and agreed that all parties have other business and time commitments; and no Member shall, without his consent, be obligated to devote full-time to the Company business. Decisions of the Company shall be by a majority vote of the Members interests.

        9.    METHODS OF ACCOUNTING/FISCAL YEAR:    The Company shall keep accounts on a cash or on an accrual basis, as determined by the Members. The accounts shall readily disclose items which the Members take into account separately for income tax purposes. As to matters of accounting not provided for in this Agreement, generally accepted accounting principles shall govern. The fiscal year of the Company shall be as determined by the Members. The books shall be closed and balanced at the end of each fiscal year. The books and records of the Company shall be brought current as soon as possible after the close of each fiscal year, and a report and statement shall be furnished each Member as soon as possible after year-end, but in no event later than two and one-half (2 1/2) months after the close of the fiscal year.

        10.    DISTRIBUTIONS:    The profits and losses of the Company, after payment of compensation to a Member, shall be distributable or chargeable, as the case may be, in accordance with the provision of this Agreement relating to the Members' respective percentage share of profits and losses. Distribution of profits from the Company may be made annually or more often to each Member, as determined by the Members. However, amount of income may be retained in the Company upon vote of the Members to be used for the reasonable needs of the business. Notwithstanding anything in this Operating Agreement to the contrary, the Members unanimously agree that the Company and its Members shall be subject to all of the terms of the INVESTOR AGREEMENT BETWEEN GRAYMARK PRODUCTIONS, INC., A & A PRODUCTIONS, LLC AND FROZEN TELEVISION, INC. dated November 20, 2003 ("Investor Agreement"). Additionally, the Members unanimously agree that if there is any conflict between the terms of this Operating Agreement and with the terms of the Investor Agreement, then the terms of the Investor Agreement shall control.

        11.    INDEMNIFICATION:    The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company by reason of the fact that such person is or was a Member, against costs and expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court considers proper.

        Notwithstanding the other provisions of this Paragraph, to the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to herein or in the defense of any claim, issue or matter therein, such person shall be indemnified against costs and expenses, including attorneys' fees, which such person actually and reasonably incurred in connection therewith.

        Costs and expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the person that he shall repay the amount advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Company.

        The indemnification and advancement of costs and expenses shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of costs and expenses may be entitled, and shall continue as to a person who has ceased to be a Member and shall inure to the benefit of heirs, administrators and executors of such a person. However, such indemnification shall not result in any liability of the Members to any third party, nor shall the Members be required to contribute capital to the Company for any indemnification payments set forth in this Paragraph should the assets of the Company not be sufficient to discharge such liability.

        If the Paragraph or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify each Member as to expenses, including attorneys' fees judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether internal or external, including without limitation a grand jury proceeding an action or suit brought or in the right of the Company, to the full extent permitted by any applicable portion of this Paragraph that shall not have been invalidated, or by any applicable law.

        12.    SALE OF INTEREST:    A Member may only sell its interest, or any part thereof, in the Company with the unanimous consent of the Members. If a Member desires to sell or transfer any of its ownership or interest in the Company, that Member (the "Offering Member") shall first give the Company and all other Members a notice (the "Notice") containing the name, address, and terms of purchase offered by a bona fide third party purchaser. The Company shall have thirty (30) days from receipt of the Notice to purchase the Offering Member's interest in the Company at the same price and terms specified in the Notice. If the Company does not, within that thirty (30) day period, elect to purchase that interest, the other Members shall have the right, for fifteen (15) days thereafter, to purchase that portion of the offered interest proportionate to their respective percentages of the remaining interest in the Company. If a Member does not choose to purchase its full entitlement to the offered interest, the other Members may purchase that interest proportionately.

        The Offering Member may sell all of its interest in the Company not purchased hereunder by the Company and by other Members, to the third-party purchaser at the price and at the terms previously offered to the Company or other Members as specified in the Notice; provided, however, that such sale must be completed no later than ninety (90) days after the date of delivery of the Notice to the Company. If the sale is not completed within that ninety (90) day period, the Offering Member must again comply with the terms of this paragraph prior to the sale of any interest in the Company.

        13.    DEATH OR DISSOLUTION:    Upon the death or dissolution of a Member, the Company shall have the right and option, by written notice no later than three (3) months after the date of the death or dissolution, to purchase that deceased or dissolved Member's interest in the Company now owned or hereafter acquired. The purchase price for that interest shall be the average of the value established by two independent appraisers, with the representatives of the Selling Member and the Company each selecting and paying for one of the appraisers. The purchase price shall be paid in equal installments over a thirty six (36) month period.

        14.    BOOKS AND RECORDS OF ACCOUNT:    The Company books and records shall be kept at the Company's place of business. Every Member and their duly authorized attorney or accountant shall, at all reasonable times, have access to any may inspect and copy any such books and records.

        15.    CAUSE OF DISSOLUTION:    Termination and dissolution of the Company shall occur upon the happening of any of the following events:

    a.
    Upon the unanimous agreement of all Members to Dissolve.
    b.
    Upon the happening of any other event set forth in this Agreement requiring dissolution.
    c.
    Dissolution according to law.

        16.    WINDING UP AND LIQUIDATION:    Upon dissolution, the Company's business shall be wound up and liquidated as rapidly as business circumstances will permit. The assets shall be applied to the purposes and in the order provided by law. To the extent feasible, all distributions in liquidations shall be made pro rata to the Members in kind.

        17.    NOTICES:    All notices or other communication among Members, except as provided elsewhere in this Agreement, shall be in writing delivered in person or by certified or registered mail to the Member or Member's duly authorized representative, at his, her or its last known address and shall be deemed received upon actual receipt or upon the expiration of seven (7) days after mailing, whichever is earlier. Any notice may be waived in writing by the person entitled to receive it.

        18.    CALIFORNIA LAW TO GOVERN:    This Agreement has been prepared for the purpose of governing a Limited Liability Company operating pursuant to the Laws of the State of California.

        19.    BINDING ON SUCCESSORS IN INTEREST:    This Agreement shall bind the Members, their heirs, agents, assigns and representative.

        20.    NUMBER AND GENDER:    As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the other whenever the context so indicates.

        21.    PARAGRAPH HEADINGS:    The paragraph and subparagraph headings and numbers used herein are for purposes of convenience and shall not be considered in the interpretation of this Agreement.

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        22.    PARTIAL INVALIDITY:    If any portions of this Agreement shall be held invalid or inoperative, then, insofar as it is reasonable and possible, the remainder of this Agreement shall be considered valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.

EXECUTED AS OF THE DAY AND YEAR FIRST HEREINABOVE WRITTEN.

MEMBERS:
GRAYMARK PRODUCTIONS, INC.
By:	/s/ JOHN SIMONELLI
Its:

A & A PRODUCTIONS, LLC
By:	/s/ ALBERT S. RUDDY
Its:

FROZEN TELEVISION, INC.
By:	/s/ BRETT HUDSON
Its:

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  EXHIBIT 10.12
OPERATING AGREEMENT FOR OUT OF THE BLUE PRODUCTIONS, LLC